Schedule A
Company-owned Same-store Sales Reconciliation and Comparison

Fiscal Quarter	Fiscal Year	Gross same-store sales increase/(decrease)	Effect of Sales Incentives and Discounts	Same-store sales increase/(decrease) based on GAAP sales
1 2 3 4	2002 2002 2002 2002	2.0% 1.9% 2.5% 2.7%	0.7% 0.2% 0.9% 0.4%	2.7% 2.1% 3.4% 3.1%
Total	2.3%	0.5%	2.8%

1 2 3 4	2003 2003 2003 2003	1.1% (0.7)% 1.0% 4.5%	0.1% 0.1% (1.4)% (2.8)%	1.2% (0.6)% (0.4)% 1.7%
Total	1.5%	(1.0)%	0.5%

Franchise Partnership Same-store Sales Reconciliation and Comparison

Fiscal Quarter	Fiscal Year	Gross same-store sales increase/(decrease)	Effect of Sales Incentives and Discounts	Same-store sales increase/(decrease) based on GAAP sales
1 2 3 4	2002 2002 2002 2002	2.8% (1.0)% 1.0% 2.2%	0.1% 0.4% 0.5% 0.3%	2.9% (0.6)% 1.5% 2.5%
Total	1.3%	0.4%	1.7%

1 2 3 4	2003 2003 2003 2003	(0.6)% (1.2)% (1.7)% 0.9%	0.2% (0.1)% (0.2)% (1.6)%	(0.4)% (1.3)% (1.9)% (0.7)%
Total	(0.6)%	(0.5)%	(1.1)%

The Company has historically evaluated same-store sales performance based on gross sales, which does not include any reduction for the costs of coupons related to the Company’s sales building programs. The Company believes this to be a meaningful measure of performance because it allows for more direct comparability of the Company’s performance to its competitors due to the fact the Company has historically utilized sales building programs (the cost of which, under generally accepted accounting principles (“GAAP”), are netted out of sales) as opposed to advertising (the cost of which, under GAAP, is not charged directly against sales) as a means to generate customer trial and traffic.